Exhibit 10.10

OFFICE/WAREHOUSE LEASE

This Lease, entered into this 31st day of May, 2024, by and between Landlord and Tenant hereinafter named.

Definitions and Certain Basic Provisions.

(a)	Landlord: Greenleaf Partners L091, LLC, a Delaware limited liability company (b) Landlord’s address:

3081 Holcomb Bridge Road
Suite A-2
Norcross, GA 30071
Attention: Wendy Moreland	Email: ###

(c)	Tenant: Elauwit Connection, Inc.

(d)	Tenant’s address: 1700 Alta Vista Drive Suite TN-130 and TN-140 Columbia, SC 29223 Email: ###

Tenant’s phone number: (803) 386-7109

(e)	Tenant’s trade name: Elauwit Connection, LLC

(f)	Tenant’s address in Building: 1700 Alta Vista Drive Suite TN-140 Columbia, SC 29223

(g)	Premises: Approximately 4,000 square feet, such Premises being shown and outlined on the floor plan attached hereto as Exhibit “A”, and incorporated herein by reference, and being part of the Building situated upon the property described in Exhibit “B” attached hereto and incorporated herein by reference (the “Land”). “Building” shall refer to the building in which the Premises are located, which Building contains a total of 9,600 square feet.

(h)	Landlord’s Work: See special Stipulations page

(i)	Tenant Reimbursement: Prorated share of Taxes, Insurance and Common Area Expenses (“CAM”). (j) Prorata Share: 42%

(k)	Lease Term: Twenty-four months

(l)	Commencement Date: July 1, 2024 Expiration Date: June 30, 2026

(m)	Base Rent:

Monthly Annual

July 1, 2024-June 30, 2025 $3,150.00 $37,800.00 July 1, 2025 -June 30, 2026 $3,276.00 $39,312.00

(o)	Storage and distribution of products and office related uses.

(p)	Initial Estimates for Taxes, Insurance and Common Area Maintenance charge:

Taxes	$ 333.33 per month/ $4,000.00 annually
Insurance	$ 166.67 per month/ $ 2,000.00 annually
CAM	$ 833.33 per month/ $10,000.00 annually

(q)	Security Deposit: $ Paid on first lease $1,458.33

(r)	Prepaid Rental: $ N/A to be applied to N/A Base Rental and CAM(s) Broker: [List Landlord/Tenant brokers separately] (if more than one, herein collectively called “Broker”)

(s)	Special Stipulations: See Exhibit D attached hereto and made a part hereof.

LEASE TERMS AND CONDITIONS

1.            PREMISES. For and in consideration of the following, Landlord hereby leases and rents unto Tenant, and Tenant hereby leases and takes from Landlord upon the terms and conditions hereinafter set forth the Premises The Premises are leased “as is” in their present condition, without any representation or warranty by Landlord, as suited for the uses intended by Tenant, and subject to the matters to which Landlord’s title to the Premises is subject, except that Landlord shall perform Landlord’s Work as soon as possible following the date hereof.

2.            RENTAL. Tenant shall pay to Landlord at Landlord’s address noted above, or to such other address as Landlord may from time to time designate by written notice to Tenant, promptly on the first (1st) day of each month, in advance, during the term of this Lease, in lawful money of the United States of America, without offset or deduction, and without any prior notice and demand, Base Rental as set forth above. At the time of execution of this Lease, Tenant shall pay to Landlord the Prepaid Rental in advance. The rentals described herein shall be appropriately adjusted based upon the precise number of square feet in the Premises. In the event the term commences or expires only during the middle of any month, the rent for that portion of the month shall be prorated on a daily basis. In the event Tenant fails to pay any installment of Base Rental hereunder within ten (10) calendar days after such installment is due, in addition to all of Landlord’s other rights and remedies hereunder or at law and to help defray the additional cost to Landlord for processing such late payment, Tenant shall pay to Landlord on demand a late charge in an amount equal to ten percent (10%) of such installment. The provision for such late charge shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. All required payments, impounds, charges and sums hereunder required of Tenant, including, without limitation, those payments under Section 3 and all other sections of this Lease, whether or not so designated, shall constitute additional rental hereunder, and are sometimes herein referred to as Additional Rental, additional rent or similar designations. No receipt by Landlord of an amount less than Tenant’s full amount due will be deemed to be other than payment “on account”, nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant will reinstate, continue or extend the term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained. All monthly rental payments under this Lease are to be made through the RentCafe payment system or via Automated Clearing House (ACH) transfer. Should Tenant choose to make rental payments by any means other than through RentCafe or ACH transfer, an additional charge of $50.00 per month will be incurred for each payment made outside of these specified methods. This additional charge is due and payable together with the monthly rent payment to ensure full compliance with the terms of this Lease. Tenant acknowledges and agrees that this charge is instituted as a reasonable measure to cover the administrative costs associated with processing payments made by alternative methods.”

3.            TAXES, INSURANCE AND COMMON AREA MAINTENANCE.

(a) (i) Commencing on the Commencement Date, Tenant agrees to pay to Landlord on a monthly basis in advance on the first (1st) day of each calendar month as additional rent Tenant’s Prorata Share of all tax and insurance expenses (as defined below) of Landlord for the Building and/or the Land for each calendar year (or portion thereof) during the term of this Lease. Landlord may periodically re-estimate such tax and insurance expenses as described in Subparagraph 3(a)(ii) hereof, with an annual adjustment at the end of each calendar year to adjust for any discrepancies between the actual expenses incurred and any such estimate. Landlord agrees to refund any excess amount charged for any such year and Tenant agrees to pay within fifteen (15) days of demand any additional amount due pursuant to the annual adjustment. The obligation to pay such additional rental amounts shall survive the termination of this Lease. Any tax and insurance expense payment due by Tenant hereunder for less than a full calendar month shall be prorated. Any delay or failure of Landlord, beyond the adjustment date of any year, if any, in computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder. Notwithstanding any expiration or termination of this Lease, Tenant’s obligation to pay rent as adjusted hereunder shall continue and shall cover all periods up to the Lease expiration date, and shall survive any expiration or termination of this Lease.

(ii)          The term “tax and insurance expenses” as used above means all actual costs and expenses paid or incurred by Landlord or on its behalf in connection with (A) each and every type of tax, charge, or imposition now or hereafter assessed against the Building and/or the Land, including, but not limited to, ad valorem taxes, special assessments, governmental charges, taxes levied or imposed upon or assessed against the rent reserved hereunder or income arising herefrom, and private impounds or assessment (under private easements, covenants or otherwise), and any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Building or the Land, and (B) all fire and extended casualty insurance on the Building, all liability coverage on the Building and the Land and the grounds, sidewalks, driveways and parking areas on the Land, and all such other insurance protection, including, but not limited to, business interruption insurance, as are from time to time obtained by Landlord. The term “tax and insurance expenses” does not include any income and franchise taxes of Landlord.

(b) (i) Commencing on the Commencement Date, Tenant agrees to pay to Landlord on a monthly basis in advance on the first (1st) day of each calendar month as additional rent Tenant’s Prorata Share of all common area expenses (as defined below) of Landlord for the Building and/or the Land and/or Project for each calendar year (or portion thereof) during the term of this Lease. Landlord may estimate the common area expenses as described in Subparagraph 3(b)(ii) hereof, with an annual adjustment at the end of each calendar year to adjust for any discrepancies between the actual expenses incurred and any such estimate. Landlord agrees to refund any excess amount charged for any such year and Tenant agrees to promptly pay upon demand any additional amount due pursuant to the annual adjustment. The obligation to pay such additional rental amounts shall survive the termination of this Lease. Any common area expense payment due by Tenant hereunder for less than a full calendar month shall be prorated. The term “common area expenses” as used above means all actual costs and expenses paid or incurred by Landlord or on its behalf in connection with the ownership, operation, maintenance and repair and maintenance of the Land and/or the Building, including, but not limited to, cleaning, property management, lighting, pest control, security, landscaping and repairs by Landlord pursuant to Paragraph 6 below.

4.            TERM. The term of this Lease shall be for the Lease Term (and the fractional part of a month, if any, required to end the term on the last day of a month) and shall commence on the Commencement Date and shall expire at 11:59 p.m., local Atlanta, Georgia time, on the Expiration Date.

5.            REPAIRS BY LANDLORD.

Landlord shall make repairs to the foundation, exterior walls (excluding plate glass and doors), and roof of the Building as necessary for safety and tenant ability, except for repairs rendered necessary by the negligence of Tenant, its agents, employees and invitees. Lessor shall also make repairs to underground utility and sewer pipes outside the exterior walls of the Building. Landlord shall be responsible for the maintenance of those areas around the Building, including parking areas, planted areas, and landscaped areas which are from time to time designated by Landlord and open for the joint use by tenants of the Building or the public. Except as otherwise expressly provided in this Lease, Lessor shall not be required to make any repairs or improvements to the Premises.

6.            REPAIRS BY TENANT. Tenant shall repair, maintain, replace as necessary and keep in good, clean and safe repair all portions of the Premises and all equipment, fixtures and systems therein which are not specifically set forth as the responsibility of Landlord in Paragraph 5 of this Lease; in addition, Tenant shall bear the expense of any repairs to the items which are Landlord’s responsibility (under Paragraph 5, above) if made necessary by the negligence or misuse of Tenant, its employees, contractors, or agents; and Tenant shall bear the cost of repairs to the floor if made necessary by the nature of Tenant’s use of the Premises. Tenant’s repairs and replacements shall include without limitation all electrical, plumbing, heating and air conditioning systems, parts, components and fixtures within or relating to the Premises. In connection therewith, Tenant shall maintain in force at all times a maintenance contract for the heating, ventilation, and air conditioning equipment acceptable in form and content to Landlord and with a reputable heating and air conditioning service contractor acceptable to Landlord. Tenant shall also promptly repair or replace all partitions and all glass and plate glass within the Premises immediately when cracked or broken. Tenant shall provide or pay for pest, bug and termite control service or otherwise keep the Premises free from pests, termites and wood-boring infestation. Tenant shall maintain heat within the Premises as necessary to avoid damage to the sprinkler system by freezing. Landlord shall be under no obligation to inspect the Premises. Tenant shall at once report in writing to Landlord any defective conditions known to Tenant which Landlord is required to repair, and failure to promptly report such defects shall make Tenant liable to Landlord for any liability incurred by Landlord by reason of such defects, and Tenant indemnifies and holds harmless Landlord from and against all loss, cost and damage (including reasonable attorney’s fees) arising from or related to Tenant’s failure to so report such defective conditions.

7.            UTILITY BILLS. Tenant shall promptly pay all charges for utilities and other services furnished to the Premises by Landlord or the applicable utility company, including, but not limited to, gas, water, electricity, fuel, light and heat, and Tenant shall promptly pay all charges for garbage collection services and for all other sanitary services rendered to the Premises or used by Tenant in connection herewith. As to any utilities furnished to the Premises which are not invoiced to and paid directly by Tenant, such utilities shall be invoiced by Landlord to Tenant. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of, (i) the failure to furnish or delay in furnishing any such utilities when such failure or delay is caused by acts of God or the elements, delays or disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making or repairs or improvements to the Premises or to the Building, (ii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any service utility whatsoever serving the Premises or the Building, or (iii) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities. If any of such utilities are not separately metered, but are being used by other tenants of the Building, Landlord will prorate the costs thereof based on the square footage of the Premises to all premises being served thereby (provided, that if any particular tenant has excessive use of such utility, Landlord may reasonably allocate such utility charges as is appropriate in such case).

8.            USE OF PREMISES; ALTERATIONS.

(a)          The Premises shall be used for the Permitted use only. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any way which would violate any law, ordinance, or subdivision restrictions affecting the Premises, nor in any manner as would cause cancellation of, or increase the rate of any insurance policy carried by Landlord. Tenant shall use the Premises only in full compliance, and shall at its sole cost and expense comply with (i) all ordinances, statutes, rules and regulations of any applicable governmental authorities, or any other entity having jurisdiction over the Premises; (ii) all covenants, conditions and restrictions affecting title to the Premises, and (iii) those certain Rules and Regulations attached hereto as Exhibit C and made a part hereof. Tenant hereby agrees to comply in full with such Rules and Regulations and any and all reasonable modifications thereof or amendments thereto with respect to which Landlord notifies Tenant, which are applied on a non-discriminatory basis to all tenants in the area in which the Premises are located, and which will not unreasonably interfere with Tenant’s use of the Premises as herein provided. To the extent that any repairs, alterations, changes or additions to the Premises are required by the application of such ordinances, statutes, rules or government regulations to Tenant’s use of the Premises, all such repairs, alterations, changes or additions shall be made, subject to the terms hereof, at the sole expense of Tenant. If at any time during the term of this Lease the insurance rate for the Premises or the Building is increased over the least hazardous rate due to the nature of the use of the Premises by Tenant, said increased amount shall be paid by Tenant as additional rental on the first (1st) day of the month following Tenant’s receipt of notification of the payment thereof by Landlord.

(b)          Tenant shall make no alterations or modifications of the exterior or interior of the Premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to interior alterations to the Premises, which do not affect the structural components of the Building or the Building systems. Tenant’s request for consent shall be in writing and accompanied by plans and specifications describing the proposed alterations or modifications. Tenant shall fully comply with all applicable governmental laws, ordinances, codes, regulations and other requirements with respect to any such alterations. All such alterations shall be accomplished in a first-class workmanlike manner using first-quality materials in connection therewith. All such alterations shall be and remain the property of Tenant during the term of this Lease, and Tenant shall (unless, at the time of Landlord’s consent, Landlord otherwise elects) remove all such alterations erected by Tenant prior to the Expiration Date or earlier termination of this Lease; provided, however, that if Landlord elects, such alterations shall become the property of Landlord as of the expiration date or earlier termination of this Lease and shall be delivered up to Landlord with the Premises. All shelves, bins, machinery, movable partitions and trade fixtures installed by Tenant may be removed by Tenant prior to the Expiration Date or earlier termination of this Lease if Tenant so elects, and shall be removed by the Expiration Date or earlier termination of this Lease if required by Landlord. Tenant shall permit no liens to attach or exist against the Premises.

9.            INSURANCE.

(a)           Tenant shall maintain in force at all times commercial general liability insurance in an amount of not less than $2,000,000.00 combined single limit coverage for bodily injury, death, and property damage. Such insurance shall include contractually assumed liability; and such insurance shall be primary and not in excess of or contributory with other insurance carried by other persons. Said policy shall name Landlord as an additional insured and shall contain a provision requiring the insurer to give Landlord at least thirty (30) calendar days’ prior written notice before any termination or expiration of said policy for any reason. Prior to the commencement of this Lease and prior to the expiration of each term of such policy, Tenant shall deliver to Landlord the original of such policy or a proper certificate from the insurer. Tenant shall pay all premiums for the insurance coverage which Tenant is required to procure and maintain under this Lease.

(b)          Tenant hereby agrees to insure any improvements installed by Tenant in the Premises and its merchandise, trade fixtures, personal property, furnishings, supplies, inventory, signs, and other contents of the Premises against fire, with all risk coverage, for the full replacement value thereof. Landlord shall have no responsibility whatsoever for any damage, theft, or other casualty to or involving the same.

(c)           Each insurance policy: (i) shall be issued by an insurer authorized under the applicable law to issue the coverage provided by the policy; (ii) shall be issued by an insurer reasonably satisfactory to Landlord; (iii) shall be issued on such form of policy, authorized in Georgia, as Landlord may approve; (iv) shall name Landlord, Tenant and any mortgagee of the Project as insured parties, as their respective interests may appear; (v) shall provide that the policy cannot be cancelled, modified or lapsed as to Landlord or any mortgagee of the Project except after the insurer gives Landlord and any mortgagee of the Project at least ten (10) days prior written notice; (vi) shall not be subject to invalidation as to Landlord or any mortgagee of the Project by reason of any act or omission of Tenant or any of Tenant’s officers, employees or agents; and (vii) shall contain a provision to the effect that the policy shall not be invalidated, and shall remain in full force and effect, if any insured waives in writing prior to a loss any or all rights of recovery against any party for loss occurring to property covered by that policy, and a provision whereby the insurer itself waives any claims by way of subrogation against Landlord and any mortgagee of the Project. Tenant shall not procure or maintain in force any insurance policy which might have the effect of reducing or diminishing the amounts payable under any of the policies required by this Lease.

(d)          Landlord shall insure the Building against damage with property insurance not less than the replacement value of the Building and with such deductibles as Landlord reasonably deems appropriate and with commercial general liability insurance in such amounts and with such deductibles as Landlord reasonably deems appropriate.

(e)          Each of Landlord and Tenant hereby releases the other from any and all liability and responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other Tenants or occupants of the remainder of the Building. Landlord and Tenant hereby acknowledge and agree that it is their intent to shift the risk for losses to property to their respective insurers and that each is adequately insured to cover such risks.

10.          WAIVER OF RIGHT OF RECOVERY AND SUBROGATION. Landlord and Tenant each hereby waives any claim which may arise in its favor against the other party hereto arising out of this Lease (or any renewal or extension thereof), for any loss or damage to any of its property located within, upon, or constituting a part of the Premises. Landlord and Tenant each agree to have its own insurance company properly endorse the casualty coverage insurance policies covering the Premises, or anything located therein (i) to waive any subrogation claims against the other party, and (ii) to prevent the invalidation of said insurance coverage by reason of this mutual waiver. Landlord and Tenant hereby acknowledge and agree that it is their intent to shift the risk for losses to property to their respective insurers and that each is adequately insured to cover such risks.

11.          DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises are totally destroyed by storm, fire, lightning, earthquake or any other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are partially destroyed by storm, fire, lightning, earthquake or any other casualty, Landlord shall notify Tenant in writing whether the damage to the Premises is so extensive that the same cannot be reasonably repaired and restored within six (6) months’ time from the date of such casualty. If Landlord shall notify Tenant that such damage cannot be reasonably repaired within six (6) months’ time, then, within fourteen (14) calendar days of Tenant’s receipt of such notice, Landlord and Tenant shall each have the right to terminate this Lease as of the thirtieth (30th) calendar day following delivery to the other party of written notice of such termination. If either Landlord or Tenant shall so terminate the Lease, then rental shall be paid up to the date of such termination. If neither Landlord nor Tenant shall so terminate this Lease or if Landlord shall notify Tenant that the damage can be reasonably repaired within six (6) months’ time, then rental shall abate in such proportion (based upon the square footage) as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before the occurrence of such casualty as speedily as practicable, whereupon full rental shall recommence. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to expend any funds to repair, restore, rebuild, reconstruct or replace the Premises in excess of the insurance proceeds paid on account of such damage or destruction (and Landlord’s deductible portion) and available to Landlord.

12.          CONDEMNATION. If the whole of the Premises, or such substantial portion thereof as will make the Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then this Lease shall terminate as of the time when possession thereof is taken by public authorities, and rental shall be accounted for between Landlord and Tenant as of that date. In the event the portion condemned is such that the remaining portion can, after restoration and repair, be made usable for Tenant’s purposes, then this Lease shall not terminate; however, the Base Rental shall be reduced proportionately to the amount (based upon square footage) of the Premises taken. In such event, Landlord shall make any necessary repairs as soon as they can be reasonably accomplished. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to expend any funds to repair, restore, rebuild, reconstruct or replace the Premises in excess of the condemnation award paid to Landlord for the costs and expenses thereof, and available to Landlord. Any termination or obligation to repair, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover from the condemnor compensation and damages caused by such condemnation. Landlord and Tenant acknowledge that Tenant shall have the right to apply for and collect the value of its trade fixtures and special equipment installed by it in the Premises and any other compensable damages resulting from such condemnation not affecting Landlord’s settlement with or award from the condemning authority; provided, however, that Tenant shall have no claim against Landlord or against the condemnor for the value of any unexpired portion of the term of this Lease or otherwise. Neither the Tenant nor the Landlord shall have any rights in any award made to the other by any condemning authority.

13.          MULTI-TENANT FACILITY. Tenant shall also have the non-exclusive right of ingress and egress to and from the street and the Premises, over and upon the driveways located on the Land. Tenant understands and acknowledges that the Building is a multi-tenant building to be also occupied by other tenants of Landlord. Tenant shall have the right, together with said other tenants, to use all common driveways, common parking areas, and other common facilities on the Land provided for all lessees, their agents, employees, invitees, licensees and customers. Tenant agrees not to park on, nor to block said driveways, nor to block any paved areas in the front of the building that have been reserved for Landlord’s other tenants.

14.          EXTERIOR SIGNS. Tenant, only with Landlord’s prior written approval, may erect a sign on the exterior walls of the Premises; provided any such sign shall be used to identify its company and shall conform to all laws, ordinances and regulations pertaining thereto. Tenant shall be solely responsible for the installation and, prior to the termination or expiration of the Lease, the removal of the sign including any damage to the Building occasioned by the installation and/or removal of such sign. Tenant shall place no sign upon the roof of the Premises, nor shall Tenant allow such sign as may be permitted under the terms of this Lease to be attached to any part of the roof, including the flashing of the Premises.

15.          ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Under no circumstances whatsoever shall Tenant be permitted to sublease or assign the Premises to other tenants of Landlord or its affiliates in the park in which the Premises are located. Consent by Landlord to any assignment or sublease shall not destroy this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord (on the same basis as aforesaid). If Tenant is a corporation, partnership, joint venture or other entity, any transfer, sale or other disposition of the stock or interest of Tenant, which may or does cause a change in control of Tenant shall be deemed an assignment of this Lease. Each assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. To the extent Tenant receives rents or other payments from any such sublessee or assignee in excess of the rental payable to Landlord hereunder, Tenant shall immediately pay such excess amount to Landlord as additional rent hereunder, and Tenant shall and does hereby authorize Landlord directly to collect any and all such sums from such assignee or sublessee, as the case may be.

16.          MECHANIC’S LIEN. Tenant shall have no authority, express or implied, to create or place any mechanic’s or other lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person. Any such claim shall affect, and each such lien shall attach, if at all, only to the leasehold interest granted to Tenant by this instrument. Tenant shall pay or cause to be paid all sums legally due and payable for any labor performed or materials furnished in connection with any work performed at Tenant’s request on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon. Tenant will save and hold Landlord harmless from and against any and all loss, cost or expense (including court costs and attorneys’ fees) based on or arising out of claims or liens asserted against the leasehold estate or the right, title and interest of Landlord in the Premises or under the terms of this Lease. If any such lien, encumbrance or charge is filed against all or any part of the Premises, Tenant shall cause the same to be discharged by payment, satisfaction or posting of bond, within thirty (30) days after Tenant receives notice of filing of such lien. If Tenant fails to cause any such lien, encumbrance or charge to be discharged, or removed by bond as a matter of law in the State of Georgia, within the permitted time, Landlord may cause it to be discharged and may make any payment which Landlord, in Landlord’s sole judgment, considers necessary, desirable or proper in order to do so. If Landlord makes any such payment, all amounts paid by Landlord shall bear interest at the Default Interest Rate from the date of payment by Landlord and shall be payable by Tenant to Landlord upon demand. Notwithstanding anything contained herein to the contrary, the foregoing covenant shall survive the expiration or termination of this Lease.

17.          DEFAULT BY TENANT.

(a) Each of the following events shall constitute an “Event of Default” by Tenant under this Lease:

(i)              if Tenant shall fail to pay when due (x) any Base Rental to be made by Tenant hereunder and shall not cure such failure within five (5) days after the due date, provided, however, that said grace period shall apply only with respect to the first two (2) times in a given calendar year that Tenant shall fail to pay Base Rental when due under this Lease, and Tenant shall be in default under this Lease on the first (1st) day after the due date thereof for any subsequent Base Rental payment not paid when due during such calendar year, or (y) within five (5) days after written notice thereof from Landlord as to any additional rental or other payments due hereunder, as the case may be; or

(ii)             if Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform, and comply with, any agreement, term, covenant, condition, requirement, restriction, or provision of this Lease (other than the payment of rent or any other payment to be made by Tenant), and shall not cure such failure within thirty (30) days after Landlord gives Tenant written notice thereof; or

(iii)            if the Premises are deserted or abandoned; or

(iv)           if Tenant’s interest in the Premises is levied upon; or

(v)            if any petition is filed by or against Tenant under any Section or Chapter of the Federal Bankruptcy Code, and in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days of such filing; or if Tenant becomes insolvent or transfers property in fraud of creditors; or Tenant, whether voluntarily or involuntarily, takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant’s assets.

For the purposes of the Events of Default specified in clause (v) above, the word “Tenant” shall include, without limitation; (i) any party comprising Tenant, should more than one person or entity execute this Lease as Tenant, or any manager, general partner or joint venturer of Tenant or any such party; and (ii) any person or entity now or hereafter liable, whether primarily, secondarily, or contingently, for the performance of the duties and obligations of Tenant under this Lease, including without limitation any principal, maker, endorser, guarantor or surety.

(b) Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, in addition to any other remedies provided under this Lease, at law or in equity, separately or concurrently or in any combination, without any notice (except as specifically provided herein) or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in rent or other amounts payable to Landlord:

(i)              Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; provided, however, that no termination of this Lease prior to the normal expiration hereof shall affect Landlord’s right to collect rent for the period prior to termination; or

(ii)             with or without terminating this Lease, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, by force if necessary, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, all without being liable for prosecution or any claim for damages; or

(iii)           Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord’s option in a single proceeding deferred until the expiration of the term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term. If Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord). In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due from Tenant as provided herein may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the term. Upon termination of this Lease or repossession of the Premises, Landlord shall have no obligation to relet or attempt to relet the Premises or any portion thereof or to collect rental after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine; or

(iv)           Landlord may recover from Tenant all damages it may incur by reason of such breach, including without limitation, (i) the cost of recovering the Premises, (ii) reasonable attorney’s fees and costs, and (iii) the difference between (A) the present value (discounted at eight percent (8%) per annum), as of the date of the occurrence of the Event of Default, of the Base Rental that would have become due and payable for the remainder of the term of this Lease, and (B) the present value (discounted to present value at eight percent (8%) per annum), as of the date of the occurrence of the Event of Default, of the Base Rental for the remainder of the term of this Lease if the Base Rental were set at the “Prevailing Market Rate” (as herein defined); provided, however, the difference between (iii) (A) and (iii) (B) (hereinafter referred to as the “Compensation for Lost Base Rent”) shall never be less than zero; provided further, however, that payment by Tenant of the Compensation for Lost Base Rental shall not constitute a penalty or forfeiture, but shall constitute full liquidated damages due to Landlord as a result of the Base Rental payments Landlord will not receive during the remainder of the term of this Lease as a result of Tenant’s default. Landlord and Tenant acknowledge that Landlord’s actual damages in the event of a default by Tenant under this Lease will be difficult to ascertain, and that the liquidated damages provided above as to lost Base Rental payments are reasonable liquidated damages and represent the parties’ best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by O.C.G.A. § 13-6-7. The Compensation for Lost Base Rental shall be due and payable upon demand. If the Compensation for Lost Base Rental is not paid by Tenant to Landlord upon demand, the Compensation for Lost Base Rental shall bear interest at the Default Rate of Interest until the unpaid Compensation for Lost Base Rental and all interest accrued thereon at the Default Rate of Interest has been paid in full. The “Prevailing Market Rate” of the Premises means the rate at which a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as rent for the remainder of the term of this Lease, as of the date of occurrence of the Event of Default, assuming that rent payments would begin immediately, and also taking into consideration the quality, size, design, and location of the Premises, as well as the cost to retrofit and/or renovate the Premises, and the rent for comparable buildings located in the vicinity of the Premises.

(c) Landlord’s pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant’s violation of any provision of this Lease. No action taken by or on behalf of Landlord shall be construed to mean acceptance of a surrender of this Lease. No failure of Landlord to pursue or exercise any of Landlord’s powers, rights, or remedies or to insist upon strict and exact compliance by Tenant with any provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict and exact compliance with the terms and conditions of this Lease.

(d) LESSOR AND LESSEE SHALL AND EACH DOES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR ITS TERMINATION, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IN THE EVENT LESSOR COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF ANNUAL BASE RENT OR ADDITIONAL RENT, OR COMMENCES ANY OTHER ACTION OR PROCEEDING AGAINST LESSEE IN CONNECTION WITH THIS LEASE, LESSEE WILL INTERPOSE NO COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

(e) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

18.          RE-ENTRY BY LANDLORD. No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant’s liability shall be as herein provided.

19.          REMOVAL OF FIXTURES. Tenant may, if not in default hereunder, and shall, if so requested by Landlord, prior to the expiration of this Lease, or any extension thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

20.          LANDLORD’S LIEN. In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Base Rental, Additional Rental and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder all first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

21.          ENTRY FOR CARDING. Landlord may card the Premises “For Rent” one hundred eighty (180) days before the termination of this Lease or “For Sale” at any time. At any time during the term of the Lease, Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants.

22.          EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect any amounts owing by Tenant to Landlord in accordance with the terms hereof.

23.          QUIET POSSESSION. Landlord warrants that Tenant, on paying the Base Rental, Additional Rental and other payments provided for hereby and on keeping, observing and performing all other terms, conditions and provisions herein contained on the part of the Tenant to be kept, observed, and performed, shall during the full Lease term, peaceably and quietly have, hold and enjoy the Premises for the full term of years in this Lease, subject to the terms, conditions and provisions hereof.

24.          SURRENDER OF PREMISES. At termination of this Lease, Tenant shall surrender the Premises and keys thereof to Landlord in the same condition as at commencement of term, normal wear and tear only accepted.

25.          SUBORDINATION. This Lease and all of the rights of Tenant hereunder are subject and subordinate at all times to any security deed, deed to secure debt, mortgage or similar security instrument which now or hereafter affects the real property of which the Premises form a part (a “Security Instrument”), and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any holder of a Security Instrument. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request related thereto. If Landlord elects to have this Lease superior to any applicable Security Instrument and its election is signified in some recorded instrument, then this Lease shall be superior to such Security Instrument, notwithstanding any other provision hereof. Tenant agrees that if it sends any notice to Landlord concerning Landlord’s obligations hereunder, Tenant will also send a copy of any such notice to the holder of any Security Instrument (so long as Tenant has been previously notified in writing of the name and address of such holder), and in the event any notice specifies some default on the part of Landlord, Tenant agrees to afford the holder of any Security Instrument a reasonable time to effect a cure of such default for and on behalf of Landlord, if the Landlord fails to cure the default. Tenant agrees to execute such documents with respect thereto as may be reasonably required by such holder. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver in recordable form, an estoppel certificate to any holder of a Security Instrument or proposed Security Instrument or proposed purchaser or to Landlord or to such other party as Landlord may request certifying (if such be the case) that this Lease is unmodified and in full force and effect (and if there has been modification, that the same is in full force and effect as modified and stating the modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which rentals and other sums due hereunder are paid. Such certificate shall also include such other information as may be required or requested by Landlord or the addressee thereof. The failure by Tenant to deliver any such certificate within 10 days after request therefor shall be deemed to constitute the certification by Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord, that there are no defenses or offsets against the enforcement thereof, and that Landlord is in full and timely compliance with all of its obligations thereunder. If Tenant fails to deliver such estoppel certificate within said ten (10) days, Tenant shall and does hereby irrevocably appoint Landlord as Tenant’s attorney in fact to execute and deliver such certificate. Tenant shall, in the event any proceedings are brought for the foreclosure of or in the event of the exercise of power of sale under any Security Instrument made by Landlord covering the Premises, attorn to the purchaser at any such sale and recognize the purchaser as Landlord hereunder.

26.          INDEMNITY. Tenant shall pay, and shall and does hereby protect, indemnify and hold harmless Landlord and Landlord’s employees and agents from, against and in respect of, all liabilities, damages, losses, costs, expenses (including reasonable attorneys’ fees and expenses of Landlord), causes of action, suits, claims, demands and judgments arising out of, by reason of or in connection with: (i) injury to or the death of persons or damage to property occurring during the term of this Lease (x) on the Premises or the Project, or (y) in any manner arising out of, by reason of or in connection with the use or occupancy of the Premises (including any vacation or abandonment of the Premises) during the term of this Lease, by Tenant or Tenant’s agents, employees, licensees, invitees, subtenants or assignees, or (z) resulting from the condition of the Premises; (ii) the violation or breach of, or the failure of Tenant to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenants, condition, requirement, provision or restriction of this Lease; or (iii) the violation during the term of this Lease by Tenant or Tenant’s agents, employees, licensees, invitees, subtenants or assignees of any law, code, ordinance, rule, regulation or other governmental requirement affecting the Premises or the use or occupancy thereof. Nothing contained in this paragraph shall be deemed to entitle any person or entity to indemnification against its sole negligence. The provisions of this paragraph 26 shall survive the expiration of the term of, or any earlier termination of, this Lease.

27.          LANDLORD’S LIABILITY. Landlord shall not have any liability to Tenant or any of Tenant’s officers, employees or agents for any damage or injury to person or property, or both, directly or indirectly caused by or arising from, in whole or in part, any act or failure to act of Landlord or any of Landlord’s officers, employees, members, managers, partners or agents (a “Landlord Party”), unless such damage or injury is the direct result of Landlord’s or such Landlord Party’s willful or grossly negligent act or omission. Neither Tenant nor any of Tenant’s officers, employees, members, managers, partners or agents shall sue or otherwise seek recourse against Landlord on any claim, demand, action or cause of action for any such damage to person or property, or both, except as provided above. Upon the sale of the Premises by Landlord and the assumption of Landlord’s obligations hereunder by the purchaser thereof, all obligations of the then-current Landlord under this Lease shall terminate. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, TENANT AGREES AND UNDERSTANDS THAT TENANT SHALL LOOK SOLELY TO THE ESTATE AND PROPERTY OF LANDLORD IN THE BUILDING OF WHICH THE PREMISES ARE A PART FOR THE ENFORCEMENT OF ANY JUDGMENT (OR OTHER JUDICIAL DECREE) REQUIRING THE PAYMENT OF MONEY BY LANDLORD TO TENANT BY REASON OF ANY DEFAULT OR BREACH BY LANDLORD IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE, IT BEING INTENDED HEREBY THAT NO OTHER ASSETS OF LANDLORD OR OF ANY OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS OR VENTURERS OF LANDLORD OR THE ENTITIES COMPRISING LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, ATTACHMENT OR ANY OTHER LEGAL PROCESS FOR THE ENFORCEMENT OR SATISFACTION OF THE REMEDIES PURSUED BY TENANT IN THE EVENT OF SUCH DEFAULT OR BREACH.

28.          BROKERAGE INDEMNITY. Landlord and Tenant hereby warrant to the other that neither has engaged the services of any broker, agent or finder except Broker, which shall be paid a commission for such services by Landlord pursuant to a separate agreement. Except for such commission payable by Landlord to Broker, Landlord and Tenant hereby indemnify and hold each other harmless from any claim, demand, liability, or cause of action for any brokerage commission, fee, or other similar compensation or cost arising out of the acts of the other party hereto in connection with this Lease or the interest created hereby or any sublease or assignment entered into by Tenant.

29.          NO ESTATE IN LAND. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent.

30.          HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord’s acquiescence and without any express agreement of parties, Tenant shall be a tenant-at sufferance with Base Rental payable to Landlord at 200% of the Base Rental rate in effect at the end of the Lease and otherwise subject to the terms and conditions of this Lease; and there shall be no renewal of this Lease by operation of law. In addition to such rental, Tenant shall be liable for all damages to Landlord arising because of Tenant’s holdover.

31.          RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder, or now or hereafter existing at law or in equity or by statute.

32.          WAIVER OF RIGHTS. No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder, or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s right to demand exact compliance with the terms hereof.

33.          NOTICES. Any and all notices, elections, demands, requests, and responses thereto permitted or required to be given under this Lease shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given or served and shall be effective upon being personally delivered or upon being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or sent by electronic mail with confirmation of receipt, to the other party at the address of such other party set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, demand, or request shall be addressed to Landlord or Tenant as the case may be at the address on page 1 of this Lease.

34.          TIME OF ESSENCE. Time is of the essence of this Agreement.

35.          DEFINITIONS. “Landlord” as used in this Lease shall include Landlord and its heirs, representatives, assigns, and successors in title to Premises. “Tenant” shall include Tenant and its heirs, representatives and successors, and, if this Lease shall be validly assigned or sublet, shall include Tenant’s assignees or sublessees, as to Premises covered by such assignment or sublease. “Landlord” and “Tenant” shall include male and female, singular and plural, corporation, partnership, or individual, as may be appropriate for the particular parties. “Default Interest Rate” shall be the lesser of (i) the then highest permissible rate in the State of Georgia or (ii) three (3%) percent per annum in excess of the prime rate announced publicly from time to time by SunTrust Bank, Atlanta, Georgia, or its success.

36.          EFFECT OF SUBMISSION. Submission of this Lease for examination and consideration does not constitute a reservation of or option for the Premises. This instrument shall become effective as a lease only upon the full execution and delivery of this instrument by both Landlord and Tenant.

37.          HAZARDOUS MATERIALS

(a) As used herein the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State in which the Building is located or the United States Government. The term “Hazardous Material” includes, without limitation: (i) any material or substance which is designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Act (33 U.S.C. Sec. 1317); (ii) defined as “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. sec. 6903); (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq. (42 U.S.C. Sec. 6901) (“CERCLA”); (iv) asbestos or asbestos containing material; (v) petroleum and petroleum-based products; (vi) urea formaldehyde foam insulation; (vii) polychlorinated byphenyls (“PCBs”); and (viii) freon and other chlorofluorocarbons.

(b) Tenant covenants and agrees that: (i) neither Tenant nor any of Tenant’s agents, employees, contractors, invitees, assignees or sublessees shall cause any Hazardous Materials to be brought upon, kept, stored or used in or on the Premises or any other portion of the Project without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion; and (ii) neither Tenant nor any of Tenant’s agents, employees, contractors, invitees, assignees or sublessees shall cause any Hazardous Materials to be disposed of, discharged or released, in, on or from the Premises or any other portion of the Building, and, in the event of any such disposal, discharge or release, Tenant shall cause the complete clean-up thereof and the removal and elimination of all Hazardous Materials so disposed of, discharged or released.

(c) Tenant shall and does hereby indemnify, protect, defend and save harmless Landlord and its partners, officers, directors, shareholders, employees and agents from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses, including reasonable attorneys’ fees, court costs, consultants’ fees and expert fees, arising during or after the term of this Lease as a result of any breach of the covenants contained in this Paragraph or any disposal, discharge or release of any Hazardous Materials in, on or from the Premises during the term of this Lease, including any such liability of Tenant to Landlord or otherwise under CERCLA, any so-called “Superfund” or “Superlien” law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material. In furtherance of the foregoing, in the event Landlord is made a party to any litigation commenced by or against Tenant, or if Landlord shall determine in its sole discretion that it must intervene in such litigation to protect its interest as “Landlord” under this Lease, then Tenant shall defend, protect and hold harmless, using attorneys selected by Landlord, and Tenant shall pay all costs, expenses and attorneys’ fees incurred or paid by Landlord in connection with such litigation. This indemnification includes costs incurred in connection with the investigation of site conditions or any clean-up, repair, removal or detoxification work, whether or not required by any federal, state or local governmental requirement or governmental authority. This indemnification shall survive the expiration of the term of, or earlier termination of, this Lease.

(d) Tenant expressly acknowledges and agrees that Landlord may deem its remedies at law for the violation or breach of the covenants set forth in this Paragraph to be inadequate, and that all equitable remedies (including, without limitation, specific performance), shall be available to Landlord to enforce the covenants of Tenant set forth herein.

38.          SECURITY DEPOSIT. At the time of execution of this Lease, Tenant shall pay to Landlord the Security Deposit described on page 1 of this Lease to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant pursuant to this Lease. Landlord shall not be required to apply all or any portion of said security deposit with respect to any particular violation or default by Tenant. If Landlord conveys Landlord’s interest under this Lease, the security deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for the proper application and return thereof. Any mortgagee or ground lessor shall not be responsible to Tenant for the return or application of any such security deposit, whether or not it succeeds to the position of Landlord hereunder, unless such security deposit shall have been received in hand by such mortgagee or ground lessor. Landlord shall not be required to keep such deposit separate from its general funds and Tenant shall not be entitled to the payment of, or credit for, interest on such deposit. Should the security deposit, or any portion thereof be appropriated and applied by Landlord for the payment of overdue rental and other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the security deposit to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a default under this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the security deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

39.          AMERICANS WITH DISABILITIES ACT. Tenant agrees, at its sole cost and expense, to promptly comply with all requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq., as amended from time to time (the “Act”), and to promptly furnish to Landlord copies of all notices received by Tenant from time to time regarding compliance with the Act from any person whatsoever, including, without limitation, disabled persons, governmental agencies or federal or state courts; provided, however, that with regard to the exterior of the Building, Landlord shall be responsible for complying with all aspects of Title III of the Act, Sections 300 - 310 (and all rules and regulations promulgated thereunder) applicable to “commercial facilities” (as defined in the ADA) (i) pertaining to the removal of (a) architectural barriers or (b) communication barriers that are structural in nature or (ii) requiring that alterations to the exterior of the Building be readily accessible to and usable by individuals with disabilities.

40.          REPRESENTATIONS OF TENANT. If Tenant is a corporation, partnership or limited liability company, each of the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the State of Georgia, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporation, partnership or limited liability company action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, partnership or limited liability company, Tenant will deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall require.

41.          MISCELLANEOUS. Paragraph captions herein are for Landlord’s and Tenant’s convenience only and neither limit nor amplify the provisions of this Lease. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties hereto that in lieu of each clause or provision of this Lease that is so illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in form and substance to such illegal, invalid or unenforceable clause or provision as may be possible and as will be legal, valid and enforceable. Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith without limitation. Georgia law shall govern and control the construction and application of this Lease. If Landlord shall incur expenses for attorneys’ fees related to the enforcement by Landlord of Tenant’s obligations hereunder, Tenant shall, promptly upon demand therefor by Landlord, pay to Landlord the amount of such expenses. This Lease constitutes the sole and entire agreement between the parties hereto, and no modification hereof shall be binding unless set forth in writing, signed by all parties hereto and attached hereto.

[Executions on following page]

IN WITNESS WHEREOF, the parties who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by its proper officers, as of the day and year first above written.

LANDLORD:

GREENLEAF PARTNERS L091, LLC, a Delaware limited liability company

By:	/s/ Mark Buchanan
Mark Buchanan, Chief of Staff

TENANT:

ELAUWIT CONNECTION, INC.

By:	/s/ Barry Rubens
Name:	Barry Rubens
Title:	CEO
6/5/2024

EXHIBIT “C”
RULES AND REGULATIONS

1.	The sidewalks, stairways, truck courts, delivery doors, Common Areas and drives shall not be obstructed or used for any purposes other than those of ingress and egress.

2.	The exterior windows of the Premises shall not be covered or obstructed, other than by building standard blinds.

3.	Window blinds must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent at the expense of Tenant. No awning shall be placed on the Building.

4.	The water closets, drains, sewer drain, manholes and other water apparatus shall not be used for any purposes other than those for which they were constructed , and no sweepings, rubbish, or other obstructing substances shall be thrown therein. The cost of repairing any damage to such apparatus or to the associated system resulting from Tenant’s misuse shall be assessed to Tenant as Additional Rent due under the Lease.

5.	No advertisement or other notice, which is visible from the exterior of the Building, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except upon the sign band, front and rear exterior doors, or upon the plate glass windows of the Premises, in accordance with signage provisions of the Lease, and of such order, size and style, and at such places as shall be designated by Landlord in accordance with Sign Criteria.

6.	Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on property kept therein (only artificial and fire resistant Christmas trees and/or decorations are permitted), or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any of the rules or ordinances pertaining to health or safety promulgated by any governmental entity having jurisdiction over the Building. Tenant will not allow or create any obstructions in the Premises, which are in violation of fire codes.

7.	Tenant shall conduct its business in the Premises in such a manner so as not to disturb any other tenant’s right of quiet enjoyment of its premises.

8.	Nothing shall be thrown by Tenant out of the windows or doors or off the roof or out of the skylights of the Building.

9.	No rooms shall be occupied or used as a dwelling place or a sleeping area at any time.

10.	No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquors shall be sold in the Building.

11.	Tenant shall strictly comply with any and all regulations set forth by Landlord for the operation, maintenance and management of the parking areas in the Land.

12.	Reserved parking spaces are not permitted unless specifically stated in the Lease. If there are reserved parking spaces marked on the pavement, then all tenants should abide by such reservation. However, Landlord is not responsible for policing such reserved spaces.

13.	No debris, trash, boxes, equipment, furniture or fixtures will be permitted in the truck courts. All trash must be securely placed in the dumpster , PROVIDED BY TENANT so that it does not litter the truck courts. It is also necessary that Tenant use its own dumpster, and Tenant is responsible for clearly marking its company name on its dumpster. In the event that Tenant violates the provisions of this paragraph, and it becomes necessary for Landlord to clean up the truck court area by reason of such violation, then the cost of such cleanup shall be assessed to Tenant as Additional Rent under the Lease.

14.	No boats, trailers, bikes, trucks, equipment, etc. shall be stored in any Common Areas of the Land, including the truck courts , without prior written consent from Landlord. If Tenant establishes written consent, such storage shall be at Tenant’s sole risk, and Landlord will not be held responsible for any theft or damage that may occur during such storage. The truck courts are intended for deliveries and shipments only. All vehicles brought into the Land shall have a current tag and registration or shall be deemed abandoned or stored in violation hereof and shall be towed at the expense of the responsible tenant.

15.	No pets shall be allowed in the Common Areas of the Land.

16.	All tenants and occupants shall observe strict care not to leave the windows or doors of the Premises open when it rains or snows and, if Tenant shall default in its obligations under this paragraph, Tenant shall be responsible for any injury or damage sustained by other tenants or by Landlord for damage to paint, plastering or other parts of the Building resulting from such default.

17.	No alterations shall be made to any part of the Premises or Building (i.e. partitions, walls, doors or windows, nailing, boring or screwing into the woodwork or plastering, excluding the hanging of pictures or artwork) nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord.

18.	Tenant shall monitor all installation of communications and other non-electrical wiring in the Premises to ensure that all installed wiring is of a plenum-rated type and that the installer strictly complies with all relevant building and fire codes concerning plenum-rated wiring.

19.	All glass, locks and trim work in or upon the doors and windows of the Building that are within the Premises shall be kept intact, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of the Landlord.

20.	No additional locks or latches shall be put upon any door without the written consent of Landlord. Tenant, at the termination of its Lease of the Premises, shall return to Landlord all keys to doors in and to the Premises.

21.	Landlord reserves the right to prescribe the weight and position of iron safes or other heavy articles in the Premises.

22.	The use of burning fluid, camphor, alcohol, benzene, kerosene or anything except gas or electricity for lighting the Premises is prohibited. No offensive gases or liquids will be permitted in the Building.

23.	Ashtrays, trash cans, benches, etc. are not permitted at the front entrance of the Premises. The exterior of the rear of the Premises may be used as a smoking area, so long as ashtrays are provided by Tenant and used. If Tenant shall permit the littering of any Common Areas of the Land with cigarette butts, Tenant shall be charged with the cleanup of same as Additional Rent due under the Lease.

24.	Tenant shall not at any time display a “For Rent or For Lease” sign upon the Premises, Building or Land without Landlord’s express written consent.

25.	In walking through the Common Areas of the Land, Tenant is required at all times to use the sidewalks and walkways. Tenant is not permitted at any time to walk on the grass, through bushes or landscaped areas.

26.	Tenant is not permitted to have access to the roof of any building in the Land at any time or be allowed on the roof of any building in the Land without the prior consent of the Landlord.

EXHIBIT D
SPECIAL STIPULATIONS

1.	Tenant improvement work by landlord will cap out at $3,000.00. This could include: Roll up door to be repaired where it is operational. (This will be done first) Carpet in front office replaced.

Front office area painted

Door installed between suites 130 and 140 (office and warehouse doors) Warehouse lights replaced

Ensure HVAC is operational at lease signing

2.	No tenant improvement work will be done by landlord over the $3,000 maximum threshold.

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